Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-120228 on Form S-8 of our reports dated March 14, 2006, relating to the financial statements and financial statement schedule of Intersections Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Intersections Inc. for the year ended December 31, 2005.
DELOITTE & TOUCHE
McLean, Virginia
March 14, 2006